Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2005 Employee Stock Purchase Plan of Alexza Pharmaceuticals, Inc. of our report dated August 26, 2009, with respect to the financial statements of Symphony Allegro, Inc., included in Alexza Pharmaceuticals, Inc.’s Current Report (Form 8-K/A) dated October 14, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Palo Alto, California
February 10, 2010